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                                                                    EXHIBIT 99.1


Oxford Industries, Inc. Press Release
222 PIEDMONT AVENUE, N.E. - ATLANTA, GEORGIA 30308

Contact:          J. Reese Lanier, Jr.
Telephone:        (404) 653-1446
Fax:              (404) 653-1545
E-Mail:           rlanier@oxfordinc.com

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------
                                                                   June 21, 2004


             OXFORD INDUSTRIES ANNOUNCES ACQUISITION OF BEN SHERMAN
   -- DEAL EXPECTED TO ADD $0.20 TO $0.25 TO FISCAL 2005 EARNINGS PER SHARE --

       -- OXFORD EXPECTS TO EXCEED FOURTH QUARTER FISCAL 2004 GUIDANCE --

Atlanta, GA - June 21, 2004 - Oxford Industries, Inc. (NYSE: OXM) announced today that it has signed a definitive agreement to purchase London-based Ben Sherman, Ltd., a privately held designer, distributor, and marketer of branded sportswear, accessories, and footwear. Founded in 1963, Ben Sherman has a long heritage as a modern, young men's shirt brand that has evolved into an irreverent global lifestyle brand for youthful-thinking men and women. Distribution has expanded beyond its U.K. roots to include the United States, Canada, Continental Europe, Australia and the Far East.

The total purchase price for Ben Sherman will be Pound Sterling 80 million or approximately $146 million, plus associated expenses, in an all cash transaction. The Company expects to finance the purchase price with cash on hand and borrowings under a new senior secured revolving credit facility. Consummation of the acquisition is subject to customary closing conditions and is expected to close in late July.

J. Hicks Lanier, Chairman and Chief Executive Officer of Oxford Industries, Inc. commented, "We are very pleased to announce another important step in the strategic repositioning of our company. Ben Sherman is an excellent brand and a well-managed company. Their seasoned management team, led by CEO Miles Gray, has extensive international expertise and is one of the more attractive elements of this acquisition. We believe there are significant opportunities for growth both overseas and here in the United States for the brand. Additionally, there are opportunities for us to leverage Ben Sherman's considerable infrastructure in the United Kingdom to grow other portions of our consolidated business. We are dedicated to remaking Oxford into one of the world's leading branded apparel companies. This deal, which carries immediate and compelling financial and operational benefits, is a strong step in that direction."

Miles Gray, Chief Executive Officer of Ben Sherman, Ltd. said, "We are incredibly pleased to join forces with such a strong player in the industry. We share their strategic outlook for our companies and for our industry as a whole. I think that by combining forces, we will be able to fulfill our vision for the business as a leading global lifestyle apparel brand."

The company is being purchased from 3i, Europe's leading venture capital company and Enterprise Equity. 3i invested Pound Sterling 4 million in 1993 to back Bill Walker's buyout from Northern Ireland based Dunkeld. In 2000, 3i led a secondary buy-out, backing Miles Gray as CEO, rolling their funding over and introducing Bernard Norman as non-executive chairman.

Kevin Lyon, 3i Director added, "Ben Sherman is a great example of a company developing a brand and expanding its target markets - notably into the US. With the support of the management and through the strength of its brand, it is now a growing and profitable company. This is a fantastic growth story and the transaction sees the company well placed for the future."


                                     (More)
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"This has been an incredibly successful investment for us," said Bob
McGowan-Smyth, Chief Executive at Enterprise Equity. "Ben Sherman's performance far exceeded our initial expectations in 1993 when we together with 3i backed the original Northern Ireland management team. It is now a significant international branded apparel and footwear business. We are confident that this deal with Oxford will build on Ben Sherman's success."

Oxford noted that financial results for the fourth quarter of fiscal year 2004 were stronger than expected and the company now expects to exceed the previously issued guidance for both sales and earnings per share. At present, Oxford expects the acquisition to add approximately $150 million in revenues and to be accretive by $0.20 to $0.25 per fully diluted share for fiscal year 2005.

Banc of America Securities LLC acted as exclusive financial advisor to Oxford in connection with this acquisition. SunTrust Capital Markets, Inc. will act as lead arranger under the Company's new senior secured revolving credit facility. Citigroup Global Markets Limited acted as exclusive financial advisor to Ben Sherman in connection with the sale.

Oxford will hold an investors' conference call on Monday, June 21, 2004, 4:00 p.m. EDT to discuss the acquisition and answer investor questions. A live Webcast of the conference call will be available on the Company's Web site at www.oxfordinc.com. Please visit the Web site at least 15 minutes early to register for the teleconference Web cast and download any necessary software.

A replay of the call will be available from June 21, 2004 through July 5, 2004. To access the telephone replay, participants should dial 973-341-3080. The access code for the replay is 4898375. A replay of the Webcast will also be available following the conference call on Oxford Industries' corporate Website.



CAUTIONARY STATEMENT FOR THE PURPOSE OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The matters in this press release that are forward-looking statements, including but not limited to statements about our expected business outlook, anticipated financial and operating results, the anticipated benefits of the Viewpoint acquisition, growth of particular product lines, strategies, contingencies, financing plans, working capital needs, sources of liquidity, estimated amounts and timing of capital expenditures and other expenditures, are based on current management expectations that involve certain risks which if realized, in whole or in part, could have a material adverse effect on Oxford's business, financial condition and results of operations, including, without limitation: (1) general economic cycles; (2) competitive conditions in our industry; (3) price deflation in worldwide apparel industry; (4) our ability to identify and respond to rapidly changing fashion trends and to offer innovative and upgraded products;
(5) the price and availability of raw materials; (6) our dependence on and relationships with key customers; (7) the ability of our third party producers to deliver quality products in a timely manner; (8) potential disruptions in the operation of our distribution facilities; (9) economic and political conditions in the foreign countries in which we operate or source our products; (10) risks associated with changes in global currency exchange rates; (11) regulatory risks associated with importing products; (12) the impact of labor disputes and wars or acts of terrorism on our business; (13) increased competition from direct sourcing; (14) our ability to maintain our licenses; (15) our ability to protect our intellectual property and prevent our trademarks and service marks and goodwill from being harmed by competitors' products; (16) our reliance on key management; (17) our inability to retain current pricing on our products due to competitive or other factors; (18) the impact of reduced travel to resort locations on our salet s; (19) risks related to our operation of restaurants under the Tommy Bahama name; (20) the integration of Ben Sherman into our company; (21) the expansion of our business through the acquisition of new businesses; (22) our ability to successfully implement our growth plans for acquired businesses; (23) our ability to open new retail stores; and (24) unforeseen liabilities associated with the acquisition of acquired businesses.

For a further discussion of significant factors to consider in connection with forward-looking statements concerning Oxford, reference is made to Exhibit 99.1 to Oxford's Current Report on Form 8-K dated July 16, 2003; other risks or uncertainties may be detailed from time to time in Oxford's future SEC filings. Oxford disclaims any duty to update any forward-looking statements.

Contact: Oxford Industries, Inc., J. Reese Lanier, Jr., rlanier@oxfordinc.com,
         (404) 653-1446
         3i, Joanna McCulloch,  joanna_mcculloch@3i.com, 07775996478